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                                                                     EXHIBIT 8.1

                      LETTERHEAD OF BINGHAM MCCUTCHEN LLP

December 23, 2004


Heritage Property Investment Trust, Inc.
131 Dartmouth Street
Boston, Massachusetts  02116


Ladies and Gentlemen:

       We have acted as special tax counsel to Heritage Property Investment Trust, Inc., a Maryland corporation (the "COMPANY"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on December 23, 2004 on Form S-4 (the "REGISTRATION STATEMENT"), which has been prepared in connection with the offer to exchange the Company's registered 4.50% Notes Due 2009 for the Company's unregistered 4.50% Notes Due 2009 (the "EXCHANGE OFFER"). In connection with the Exchange Offer, we have been asked to provide you our opinion as to certain federal income tax matters.

       In connection with our opinion, we have examined and relied upon:

       (i)     the Registration Statement;


       (ii) the Articles of Incorporation of the Company, filed with the Maryland Department of Assessments and Taxation on July 1, 1999, as amended through the date hereof (the "CHARTER");

       (iii) the Amended and Restated Bylaws of the Company, as amended through the date hereof;


       (iv) the articles of incorporation, bylaws and stock ownership information of each corporation that is a direct or indirect wholly-owned subsidiary of the Company, as set forth on SCHEDULE A attached hereto (the "CORPORATE SUBSIDIARIES");

       (v) the certificate of formation, if applicable, and the partnership agreement, limited liability company operating agreement, or other

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Heritage Property Investment Trust, Inc.
December 23, 2004
Page 2


               organizational documents, as applicable, of each partnership, limited liability company, or other non-corporate business entity in which the Company directly or indirectly owns an interest, as set forth on SCHEDULE B attached hereto (the "PARTNERSHIP SUBSIDIARIES");

together with the annexes, schedules and exhibits attached thereto ((I)-(V), together with such annexes, schedules and exhibits, collectively, the "DOCUMENTS"), and such other documents, records and matters of law as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

       In our examination, we have assumed (I) the authenticity and completeness of all original documents reviewed by us in original or copy form, (II) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies, (III) the authority and capacity of the individual or individuals who executed any document on behalf of any person or entity to so execute such document, (IV) the genuineness of all signatures on documents examined by us, and (V) the accuracy and completeness of all records made available to us. We have assumed that the Company, the Corporate Subsidiaries, and the Partnership Subsidiaries have been, and will continue to be, operated in the manner described in the Registration Statement and in accordance with the Officer's Certificate (as defined below) and all applicable laws.

       As to certain facts material to our opinion, we have, with your permission, relied upon the representations of a duly appointed officer of the Company contained in the certificate dated as of the date hereof (the "OFFICER'S CERTIFICATE"), principally relating to the organization and operations of the Company, the Corporate Subsidiaries, and the Partnership Subsidiaries. Our opinion assumes that each representation and statement set forth in the Officer's Certificate is, and will continue to be, true, correct and complete and that each such representation that speaks to the future, or to the intention of any person(s), or to the belief or knowledge of any person(s), is, and will continue to be, true, correct and complete as if made without such qualification. We have not made an independent investigation of the representations set forth in the Officer's Certificate; however, during the course of our representation, we have not become aware of any facts which call into question the accuracy of the representations set forth in the Officer's Certificate.

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Heritage Property Investment Trust, Inc.
December 23, 2004
Page 3


       Our opinion is limited solely to the federal income tax laws of the United States, does not cover matters arising under the laws of any other jurisdiction, and is based on our analysis of the current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), existing case law, existing Treasury Regulations, and published revenue rulings and procedures of the Internal Revenue Service (the "IRS") that are in effect as of the date of this opinion, all of which are subject to change and new interpretation, both prospectively and retroactively. Any such changes or new interpretations, as well as changes in the facts as they have been represented to or assumed by us, could affect our analysis and conclusions. Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the IRS and the courts are not bound by, and may disagree with, the conclusions set forth herein. This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention.

OPINION

       Based on the foregoing and in reliance thereon and subject thereto, it is our opinion that commencing with the Company's initial taxable year ended December 31, 1999, the Company has been organized and has operated in conformity with the requirements for qualification as a "real estate investment trust" (a "REIT") under the Code and the Company's current organization and proposed method of operation (as described in the Registration Statement and the Officer's Certificate) will permit the Company to continue to so qualify.

       The Company's qualification as a REIT depends upon the Company's ability to meet on a continuing basis the asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code that apply to a REIT. We will not review on a continuing basis the Company's compliance with these requirements. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification as a REIT under the Code.

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Heritage Property Investment Trust, Inc.
December 23, 2004
Page 4


       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

       We express no opinion other than that specifically set forth above. This opinion, which speaks as of the date hereof, has been prepared solely for your use in connection with the Exchange Offer and may not be used for any other purpose without our prior written consent.


                                         Very truly yours,

                                         /s/Bingham McCutchen LLP

                                         BINGHAM MCCUTCHEN LLP


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                                   SCHEDULE A

                             CORPORATE SUBSIDIARIES


Bradley Financing Corp., a Delaware corporation

Bradley Spring Mall, Inc., a Delaware corporation

Heritage-Austen Acquisition, Inc., a Maryland corporation

Heritage Clocktower SPE MGR Inc., a Delaware corporation

Heritage Montgomery SPE MGR Inc., a Delaware corporation

Heritage Realty Management Inc., a Maryland corporation

Heritage Realty Special LP Corporation, a Maryland corporation

Heritage SPE Corp., a Delaware corporation

Heritage Spradlin SPE MGR Inc., a Delaware corporation

Heritage Warminster SPE MGR Inc., a Delaware corporation



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                                   SCHEDULE B

                            PARTNERSHIP SUBSIDIARIES


131 Dartmouth Street LLC, a Massachusetts limited liability company

Berkshire Crossing Retail LLC, a Delaware limited liability company

Berkshire Crossing Shopping Center LLC, a Delaware limited liability company

Bradley Financing Partnership, a Delaware general partnership

Bradley Operating Limited Partnership, a Delaware limited partnership

Bradley Spring Mall LP, a Delaware limited partnership

Colby Grove Retail LLC, a Delaware limited liability company

Grand Traverse Crossing Shopping Center LLC, a New York limited liability company

Grove Court Shopping Center LLC, a Delaware limited liability company

Heritage Buckingham Place SPE MGR LLC, a Delaware limited liability company

Heritage Buckingham Place SPE Limited Partnership, a Delaware limited partnership

Heritage Buckingham Square LLC, a Delaware limited liability company

Heritage Burlington Square LLC, a Delaware limited liability company

Heritage Clocktower SPE LLC, a Delaware limited liability company

Heritage Colonial Commons GP, LLC, a Delaware limited liability company

Heritage Colonial Commons LP, a Delaware limited partnership

Heritage Colonial Commons Trust, a Maryland business trust

Heritage Colonial Holdings GP, LLC, a Delaware limited liability company

Heritage Colonial Holdings LP, a Delaware limited partnership

Heritage Colonial Holdings Trust, a Maryland business trust

Heritage County Line Plaza SPE MGR LLC, a Delaware limited liability company

Heritage County Line Plaza SPE LLC, a Delaware limited liability company

Heritage East Richardson GP LLC, a Delaware limited liability company

Heritage East Richardson Limited Partnership, a Delaware limited partnership

Heritage Lakes Crossing, LLC, a Delaware limited liability company

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Heritage Mishawaka LLC, a Delaware limited liability company

Heritage Montgomery SPE LLC, a Delaware limited liability company

Heritage Property Acquisition LLC, a Delaware limited liability company

Heritage Property Investment Limited Partnership, a Delaware limited partnership

Heritage Southwest GP LLC, a Delaware limited liability company

Heritage Southwest Limited Partnership, a Delaware limited partnership

Heritage SPE LLC, a Delaware limited liability company

Heritage SPE MGR LLC, a Delaware limited liability company

Heritage Spradlin SPE LLC, a Delaware limited liability company

Heritage Trinity Commons SPE MGR LLC, a Delaware limited liability company

Heritage Trinity Commons SPE Limited Partnership, a Delaware limited partnership

Heritage Warminster SPE LLC, a Delaware limited liability company

NET Manager LLC, a Delaware limited liability company

NH Heritage Limited Partnership, a New Hampshire limited partnership

Pioneer Grand Traverse Company, LLC, a New York limited liability company

Salmon Run Plaza LLC, a Delaware limited liability company

Williamson Square Associates Limited Partnership, an Illinois limited partnership